Exhibit 1(b)


                             MUNIYIELD FUND, INC.

                             ARTICLES OF AMENDMENT


     MUNIYIELD FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 33South Street, Baltimore, Maryland 21202 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out Section (6) of Article VI of the Articles of Incorporation and inserting in lieu thereof the following:

          (6) A director elected by the holders of capital stock may be removed (with or without cause) but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

     SECOND: The foregoing amendments do not increase the authorized capital stock of the Corporation or alter the par value of such capital stock.

     THIRD: The foregoing amendments to the charter of the Corporation have been duly approved by the entire Board of Directors at a meeting thereof held on November 5, 1991, and at the time of the approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.


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     IN WITNESS WHEREOF, MuniYield Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its President and attested by its Secretary on November 5, 1991. The undersigned, Philip L. Kirstein, President of MuniYield, Inc., who executed on behalf of said corporation these Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name of and on behalf of said corporation, these Articles of Amendment to be the corporate act of said corporation; and further certifies that to the best of his knowledge, information and belief, the matters and the facts set forth herein, with respect to the authorization and approval hereof are true in all material respects, under the penalties of perjury.

                                            MUNIYIELD FUND, INC.



                                            By: /s/ Philip L. Kirstein
                                                ----------------------------
                                                Philip L. Kirstein, President



Attest:



By: /s/ Mark B. Goldfus
    ---------------------------
     Mark B. Goldfus, Secretary